PROMISSORY NOTE	Exhibit: 10.44

ONE HUNDRED THOUSAND DOLLARS ($100,000)	May 30, 2001

FOR VALUE RECEIVED, the undersigned, MARK MENDES (the “Borrower”) promises to pay to the order of NET2000 COMMUNICATIONS GROUP, INC., a Delaware corporation (the “Lender”), the principal sum of ONE HUNDRED THOUSAND DOLLARS ($100,000), or, if less, the aggregate outstanding amount of the Loan defined in the Agreement referred to below, together with interest thereon as set forth below, at its offices or such other place as the Lender may designate in writing.

1. Agreement. This Promissory Note (the “Note”) is executed and delivered by the Borrower in connection with loans which may be made by the Lender to the Borrower pursuant to the terms and conditions of that certain letter agreement dated May 30, 2001 (as the same may be amended, modified or restated from time to time, the “Agreement”) between the Borrower and the Lender. This Note is subject to the terms and conditions of the Agreement. Any capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Agreement.

2. Interest Rate Provisions. Except as provided in Section 2.2 hereof, from the date hereof and thereafter until the outstanding amount hereof is paid in full, interest shall accrue on the principal balance of this Note outstanding from time to time at the rate of the greater of (i) five percent (5%) per annum or (ii) the Applicable Federal Rate (“AFR”) in effect at the end of each month as published by the United States Internal Revenue Service (the "Interest Rate”), and shall be paid currently in cash on a monthly basis on each Payment Date (as defined below). Each change in any interest rate provided for herein based on the AFR resulting from a change in the AFR shall take effect without notice to the Borrower at the time of such change in the AFR.

2.2 Default Interest Rate. If the Borrower shall default in the payment of the principal of or interest on the Note or any other amount becoming due hereunder after any applicable cure period, by acceleration or otherwise, or under any other Document, whether or not such default is declared, the Interest Rate shall increase to the Prime Rate plus a margin of 3% per annum and interest shall be paid currently in cash on a monthly basis on each Payment Date (as defined below) until the payment in full of all overdue payments or other cure of such Event of Default.

2.3 Calculation of Interest. Interest shall be computed for each payment period on the principal balance for the actual number of days outstanding over a year of 365 or 366 days, as applicable.

3. Payment Provisions.

3.1 Interest Payments.

(a) Pay Rate Interest. Commencing on the last day of the calendar monthfollowing the date the initial advance of the Loan is made and continuing on the last day of each succeeding calendar month thereafter (each such date, a “Payment Date”), the Borrower shall pay in cash to the Lender monthly installments of interest only (in arrears) at the Interest Rate on the then outstanding principal balance under this Note.

3.2 Principal Payments and Payment at Maturity. On the Maturity Date, the entire then outstanding principal balance of this Note, together with all accrued but unpaid interest, and all other sums owed hereunder shall be due and payable in full in cash without further notice or demand.

3.3 Prepayments; Application of Payments. The Borrower may prepay the then outstanding principal amount of this Note in whole or in part at any time without premium or penalty.

3.4 Mandatory Prepayment of the Note. In the event that the Borrower is no longer employed by the Lender or the Lender’s parent company for any reason whatsoever (whether because of voluntary or involuntary termination, death or otherwise) (the first date on which Borrower is no longer employed, the "Termination Date”) the Loan, together with all accrued interest therein and all other obligations payable pursuant to the Agreement and this Note, shall become due and payable no later than sixty (60) days from the Termination Date.

3.5 Payments Generally. All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds to the Lender, at its office located at 2180 Fox Mill Road, Herndon, Virginia 20171 or at such other place as shall be designated in writing to the Borrower for such purpose.

      4.       Assignment. This Note and the obligations hereunder may not be assigned by the Borrower without the prior written consent of the Lender.

      5.       Default and Remedies. The occurrence of an Event of Default under the Agreement shall constitute a default hereunder and, so long as such Event of Default shall continue, shall entitle the Lender to exercise the rights and remedies specified in the Agreement, as well as those available at law or in equity.

      6.       Waivers. The Borrower hereby waives presentment, demand, protest, or further notice of any kind.

      7.       Controlling Law. This Note and all matters related hereto shall be governed, construed and interpreted strictly in accordance with the laws of the State of New York.

[Signatures on next page]

      IN WITNESS WHEREOF, the undersigned has caused this Note to be executed and effective on the day and year first above written.

/s/ Mark Mendes
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MARK MENDES

COMMONWEALTH OF VIRGINIA )

)	ss:

COUNTY OF FAIRFAX )

      On this 4th day of June, 2001, before me personally appeared MARK MENDES, to me known to be the person who executed the foregoing instrument and who being by me duly sworn, did depose and say that he resides at 268 Hill and Dale Lane, Berryville, Virginia and that he signed his name to the foregoing instrument.

/s/Jennifer Fabris
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NOTARY PUBLIC